Exhibit 10.2

FIFTH AMENDMENT TO LEASE

This FIFTH AMENDMENT TO LEASE (this “Fifth Amendment”) is made this 20th day of October, 2004, by and between TIAA REALTY, INC., a Delaware corporation (“Landlord”) and PROCYTE CORPORATION, a Washington corporation (“Tenant”).

RECITALS

A.            Landlord is the landlord and Tenant is the tenant under that certain Lease dated August 30, 1993 (the “Initial Lease”), as modified by First Amendment to Lease dated for reference purposes January 17, 1994 (the “First Amendment”), Second Amendment to Lease dated for reference purposes February 28, 1997 (the “Second Amendment”), Third Amendment to Lease dated for reference purposes July 11, 2001 (the “Third Amendment”), and Fourth Amendment to Lease dated for reference purposes October 28, 2002 (“Fourth Amendment”) (collectively the “Lease”).

B.            The Lease is for premises located at 8511 154th Avenue NE, Redmond, Washington 98052, Building A, Units 8511 (the “Initial Premises”) and 8525 (the “Expansion Premises”) (collectively the “Premises”).  The legal description of the land on which the Premises are located is attached hereto as Exhibit A.

C.            The parties desire to amend the Lease to terminate the Lease with respect to that portion of the Initial Premises shown in cross hatching on Exhibit B (the “Deleted Area”) leaving the portion shaded on Exhibit B.  The Initial Premises, the Expansion Premises and the Deleted Area are designated on Exhibit B

D.            Except as otherwise specifically defined herein all capitalized terms shall have the meanings assigned in the Lease.

AGREEMENT

Now, therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties acknowledge and agree to the following:

1.             On the date on which the contingency described in Section 12 has occurred (the “Fifth Amendment Effective Date”), the Lease shall terminate with respect to the Deleted Area as though the expiration date for the Deleted Area were the Fifth Amendment Effective Date, and Tenant shall surrender the Deleted Area broom clean and in the condition existing on October 15, 2004, except that Tenant shall have removed from the Deleted Area the Hazardous Materials as set forth in Section 2 below.  Except for the obligation to remove Hazardous Materials as described in the preceding sentence, Tenant shall not be bound by any of the obligations set forth in Sections 6.04, 6.05 and 6.06 of the Lease with respect to the restoration or the condition of the Deleted Area.

2.             Prior to the Fifth Amendment Effective Date, Tenant shall at its sole cost and expense  remove from the Deleted Area all Hazardous Materials (as defined below), except those materials which ICOS Corporation is purchasing from Tenant in the asset purchase and sale transaction, in compliance with applicable laws and regulations.  Upon completion of such removal and in any event prior to the Fifth Amendment Effective Date Tenant shall provide Landlord with a certification from Tenant that it has completed all removal of Hazardous Materials required of it under the preceding sentence.

3.             As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant  that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof), natural gas, synthetic gas, polychlorinated biphenyls (PCBs), radioactive material, viruses and bioengineered materials, pharmaceuticals, Medical Waste as defined in 42 U.S.C. 6992 (1998) or any comparable law, drugs and other medical or research items and substances and any and all materials used in biomedical research for which special reporting, handling (including special security measures to prevent theft or misuse) and/or disposal is required.  The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment and all industry standards, including, without limitation, the following:  the Comprehensive Environmental Response, Compensation and Liability Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act, the Chemical Hazards Regulation, the Transportation of Dangerous Goods Control Act and Regulation, and the Occupational Health and Safety Act and all state and local counterparts thereto; including but not limited to all applicable Washington requirements, including, but not limited to, the Washington Model Toxics Control Act, the Washington Industrial Safety and Health Act, and any policies or rules promulgated thereunder as well as any County or City ordinances (including King County waste management ordinances and regulations) that may operate independent of, or in conjunction with, the State programs, as well as the standards, policies and procedures set forth in the CDC/NIH publication Biosafety in Microbiological and Biomedical Laboratories.

4.             From and after the Fifth Amendment Effective Date, the rentable square footage of the Initial Premises shall be deemed to be 12,182 square feet, the rentable square footage of the Expansion Premises shall be deemed to be 1,727 square feet, and the rentable square footage of the Project shall be deemed to be 40,898 square feet, and all calculations in the Lease based on square footages or Tenant’s pro rata share shall be based on these square footages, except for Base Monthly Rent which will be adjusted as set forth in Sections 5 and 6 below.

5.             From the Fifth Amendment Effective Date through June 30, 2005, the Base Monthly Rent for the Initial Premises shall be $14,462, and from July 1, 2005 through the expiration date of the Lease, the Base Monthly Rent for the Initial Premises shall be $15,240.  The parties confirm that the Lease will expire with respect to the Initial Premises on June 30, 2007.

6.             The Base Monthly Rent for the Expansion Premises shall be as set forth in the Fourth Amendment (including January 1, 2005 adjustment).  The parties confirm that the Lease will expire with respect to the Expansion Premises on December 31, 2005.

7.             Upon full execution of this Fifth Amendment, Landlord, at its sole expense, will promptly commence and diligently pursue construction of a demising wall in the location shown as “Demising Wall” on Exhibit B.  Landlord will install one building-standard door between the office and the warehouse premises of the newly-demised space as determined by Tenant and approved by Landlord.  Landlord will construct the demising wall in accordance with all applicable building codes and construction standards commonly used for demising walls in similarly situated office/warehouse space.  Landlord will use reasonable best efforts to construct the demising wall in such a manner and at such times as will minimize interference with Tenant’s normal business activities.  The completion date of the demising wall will not affect the Fifth Amendment Effective Date.

8.             From and after the Fifth Amendment Effective Date, Tenant shall not be allowed to have any exterior storage trailer or container on the Project, except in connection with reasonable commercial use for loading and unloading.

9.             On the Fifth Amendment Effective Date, Section 6.06(b) of the Initial Lease shall be deemed deleted.

10.           Tenant will maintain the current security deposit level of $38,277 throughout the remainder of the term; however, should Tenant vacate the Expansion Premises, the security deposit shall be lowered by $2,495 as described in paragraph 6 of the Fourth Amendment.

11.           This Fifth Amendment constitutes the entire agreement between Landlord and Tenant with respect to the subject matter of this Fifth Amendment.

12.           This Fifth Amendment is contingent on Landlord entering into a lease with ICOS Corporation for the Deleted Area on terms and conditions satisfactory to Landlord in its discretion.  If Landlord has not entered into such a lease by November 1, 2004, this Fifth Amendment shall be deemed null and void.

13.           From and after the Fifth Amendment Effective Date, all references to the defined terms:  (a) “Initial Premises” and “Expansion Premises” will exclude the Deleted Area, and (b) “Property” and “Premises” will mean the Initial Premises and the Expansion Premises as defined in this Section 13.

14.           This Amendment may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.  The delivery of this Amendment by Landlord to Tenant shall not be deemed to be an offer and shall not be binding upon either party until executed and delivered by both parties.

15.           Except as specifically set forth herein, the Lease is and remains unmodified, in full force and effect and binding on the parties.

Landlord:	TIAA Realty, Inc., a Delaware corporation

By: Teachers Insurance & Annuity Association,
a New York corporation, as
authorized representative

		By:	/s/ Mario Mirabelli
Mario Mirabelli
		Its:	Assistant Secretary

Tenant:	ProCyte Corporation, a Washington corporation

	By:	/s/ Robert W. Benson

	Its:	Chief Financial Officer

Landlord:

STATE OF	New York	)
) ss.
COUNTY OF	New York	)

I certify that I know or have satisfactory evidence that Mario Mirabelli signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it in his capacity as authorized signatory of Teachers Insurance & Annuity Corporation, authorized representative of TIAA REALTY, INC., to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

GIVEN under my hand and official seal this 21st day of October, 2004.

/s/ Tekecia Reynolds
NOTARY PUBLIC in and for the State of New York, residing at New York;
My commission expires: July 3, 2007
Tekecia Reynolds
[Type or Print Notary Name]

Tenant:

STATE OF	Washington	)
) ss.
COUNTY OF	King	)

I certify that I know or have satisfactory evidence that Robert Benson signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it in his/her capacity as CFO of ProCyte Corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

GIVEN under my hand and official seal this 21st day of October, 2004.

/s/ Vicki A. Berry
NOTARY PUBLIC in and for the State of Washington, residing at King County;
My commission expires: December 11, 2007
Vicki A. Berry
[Type or Print Notary Name]